Exhibit 99.2

       PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME AND DATA OF SPX
                                (unaudited)
                    (in millions, except per share data)

On May 24, 2001, we completed the acquisition of United Dominion Industries Limited ("UDI") in an all-stock transaction valued at $1,066.9. A total of
9.385 shares were issued (3.889 from treasury) to complete the transaction. SPX also assumed or refinanced $884.1 of UDI debt bringing the total transaction value to $1,951.0.

The following present pro forma combined condensed statement of income and financial data of SPX after giving effect to the acquisition. The information is presented as if the acquisition had occurred on January 1, 2000 for the statement of income and related data. The pro forma statement of income and data assume that the acquisition is effected by the exchange of
0.2353 of a share of SPX common stock for each UDI common share outstanding and assumes that existing UDI stock options will be exchanged for options of SPX. Additionally, the pro forma combined condensed statement of income and financial data assume that existing UDI indebtedness was refinanced or assumed by SPX on January 1, 2000 (the "Refinancing").

The acquisition was accounted for by the purchase method of accounting and, accordingly, the statements of consolidated income include the results of UDI beginning May 25, 2001. The assets acquired and liabilities assumed were recorded at preliminary estimates of fair values as determined by management and preliminary independent appraisals based on information currently available and on current assumptions as to future operations. We intend to complete our review and determination of the fair values of the assets acquired and liabilities assumed before May 2002. Such review includes finalizing any strategic reviews of the UDI businesses and our plans to integrate the operations of UDI, evaluating the contingent and actual liabilities assumed, and obtaining final appraisals of the tangible and intangible assets acquired. As such, the allocation of the purchase price is subject to revision, and such revision could be material. For financial statement purposes the excess of cost over net assets acquired is amortized by the straight-line method over 40 years.

A summary of the assets acquired and liabilities assumed in the acquisition follows:

Estimated fair values
  Assets acquired                           $    1,841.0
  Liabilities assurred                          (1,876.3)
Excess of cost over net assets acquired          1,102.2
                                             -----------

Purchase price                              $    1,066.9
Less cash acquired                                 (78.4)
                                             -----------
Net purchase price                          $      988.5
                                             ===========

Of the total assets acquired, $256.7 is allocated to identifiable intangible assets, including trademarks and patents, based on a preliminary assessment of fair value. In addition, the preliminary allocation of purchase price resulted in adjustments to reduce working capital by $132.4 primarily due to the restructuring initiatives described below and our intended use of acquired assets; increase property, plant and equipment by $83.0 based on the preliminary estimates of fair value; and increase other long-term liabilities by $250.7 primarily to record deferred taxes on fair market value adjustments increasing recorded long-lived assets other than goodwill and record our intended settlement of acquired liabilities.

As a result of the acquisition of UDI, we have incurred to date integration expenses for the incremental costs to exit and consolidate activities at UDI locations, to involuntarily terminate UDI employees, and for other costs to integrate operating locations and other activities of UDI with SPX. Generally accepted accounting principles require that these acquisition integration expenses, which are not associated with the generation of future revenues and have no future economic benefit, be reflected as assumed liabilities in the allocation of the purchase price to the net assets acquired. On the other hand, these same principles require that acquisition integration expenses associated with integrating SPX operations into UDI locations must be recorded as expense. Accordingly, these expenses are not included in the allocation of purchase price of UDI. The components of the acquisition integration liabilities included in the preliminary purchase price allocation for UDI include $46.4 related to workforce reductions, $9.1 for noncancelable lease obligations and $20.6 other cash costs which primarily represent facility holding costs, supplier cancellation fees, and the relocation of UDI personnel associated with plant closings and product rationalization. We expect that the termination of employees and consolidation of facilities will be substantially complete within one year of the date of acquisition.

The acquisition integration liabilities are based on our current integration plan which focuses on three key areas of integration: (1) manufacturing process and supply chain rationalization, including plant closings, (2) elimination of redundant administrative overhead and support activities, and (3) restructuring and repositioning sales and marketing organizations to eliminate redundancies in these activities. We expect that additional charges associated with these actions will be incurred in the third and fourth quarters of 2001. Anticipated savings from these cost reduction and integration actions should exceed $100.0 on an annualized basis. The pro forma combined statement of income and financial data do not give effect to these or any cost savings that are expected to result from the combination of the companies.

The pro forma combined condensed statement of income and data are intended for information purposes only, and do not purport to represent what SPX's results of continuing operations or financial position would actually have been had the acquisition in fact occurred on January 1, 2000, or project the results for any future date or period.

In the pro forma combined condensed statement of income and data, SPX's historical information for the year ended December 31, 2000 was derived from SPX's Annual Report on Form 10-K/A for the year ended December 31, 2000 as filed with the U.S. Securities and Exchange Commission. UDI's historical information for the year ended December 31, 2000 was derived from UDI's Form 40-F as filed with the U.S. Securities and Exchange Commission for the year ended December 31, 2000.

In the pro forma combined condensed statement of income and data, SPX's historical information for the six months ended June 30, 2001 was derived from SPX's Quarterly Report on Form 10-Q for the six months ended June 30, 2001 as filed with the U.S. Securities and Exchange Commission. UDI's historical information was derived by financial information prepared by UDI management for the five month period ending May 24, 2001 which include the adjustments (consisting only of normal and recurring items) necessary for the fair presentation in conformity with generally accepted accounting principles and consistently applied with the year end presentation. SPX's statement of income and financial data include the results of UDI beginning May 25, 2001.

            PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME AND
                        OTHER FINANCIAL DATA OF SPX
                   FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                (unaudited)
             (in millions of US dollars, except per share data)


                                                           UDI            Adjust        UDI
                                            SPX         Historical        UDI to     Historical     Pro Forma
                                          Historical  (Canadian GAAP)  U.S. GAAP(a)  (U.S. GAAP)   Adjustments   Pro Forma
                                         -----------  ---------------  ------------  -----------   -----------   ----------
STATEMENT OF INCOME DATA:
Revenues                                 $ 1,590.5    $      894.4     $       -     $    894.4   $       -     $  2,484.9
Cost of sales                              1,086.7           651.7             -          651.7         1.8 (b)    1,740.2
Selling, general and administrative
  expenses                                   300.3           205.8          (0.1)         205.7         0.3 (b)      506.3
Goodwill/intangible amortization              25.6            11.1             -           11.1         3.8 (b)       43.0
                                                                                                        2.5 (b)
Restructuring and other charges               43.9               -             -              -           -           43.9
                                         ----------   -------------    ----------    -----------   ---------    ----------
Operating income                         $   134.0    $       25.8     $     0.1     $     25.9   $    (8.4)    $    151.5
Interest expense - net                       (55.0)          (20.8)            -          (20.8)       (1.8)(c)      (77.6)
Other income (expense)                        (8.7)            0.3             -            0.3           -           (8.4)
Equity in earnings of affiliates              18.4               -             -              -           -           18.4
                                         ----------   -------------    ----------    -----------   ---------    ----------
Income before income taxes               $    88.7    $        5.3     $     0.1     $      5.4   $   (10.2)    $     83.9
Income tax (expense) benefit                 (39.9)           (2.0)            -           (2.0)        1.0          (40.9)(d)
                                         ----------   -------------    ----------    -----------   ---------    ----------
Income before extraordinary item         $    48.8    $        3.3     $     0.1     $      3.4        (9.2)    $     43.0
                                         ==========   =============    ==========    ===========   =========    ==========
Basic earnings per common share:
 Income before extraordinary item        $    1.47                                                              $     1.08
Diluted earnings per common share:
 Income before extraordinary item        $    1.44                                                              $     1.06
Weighted average number of common
  shares outstanding:
  Basic                                     33.106                                                    6.704         39.810
  Diluted                                   33.944                                                    6.770         40.714

OTHER FINANCIAL DATA:
Capital expenditures                     $    70.2    $       38.0     $       -     $     38.0   $       -     $    108.2
Depreciation and amortization                 65.8            34.1             -           34.1         8.1          108.0


Note: The accompanying notes are an integral part of the pro forma combined condensed statement of income and other financial data.

            PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME AND
                        OTHER FINANCIAL DATA OF SPX
                    FOR THE YEAR ENDED DECEMBER 31, 2000
                                (unaudited)
             (in millions of US dollars, except per share data)


                                                              UDI           Adjust        UDI
                                                SPX        Historical       UDI to     Historical     Pro Forma
                                              Historical (Canadian GAAP) U.S. GAAP(a)  (U.S. GAAP)   Adjustments   Pro Forma
                                             ----------- --------------- ------------  -----------   -----------   ----------
STATEMENT OF INCOME DATA:
Revenues                                     $ 2,678.9   $    2,366.2    $       -     $  2,366.2   $       -     $  5,045.1
Cost of sales                                  1,776.7        1,648.6            -        1,648.6         4.2 (b)    3,429.5
Selling, general and administrative expenses     495.2          492.4         (0.4)         492.0         0.6 (b)      983.5
                                                                                                         (4.3)(e)
Goodwill/intangible amortization                  40.0           27.7            -           27.7         9.1 (b)       82.7
                                                                                                          5.9 (b)
Restructuring and other charges                   90.9           43.8            -           43.8           -          134.7
                                             ---------   ------------    ---------     ----------   ---------     ---------
Operating income                             $   276.1   $      153.7    $     0.4     $    154.1   $   (15.5)    $    414.7
Interest expense - net                           (95.0)         (50.0)           -          (50.0)      (26.1)(c)     (171.1)
Other income (expense)                            22.2           (9.9)           -           (9.9)          -           12.3
Gain on issuance of Inrange stock                 98.0              -            -              -           -           98.0
Equity in earnings of EGS                         34.3              -            -              -           -           34.3
                                             ---------   ------------    ---------     ----------   ---------     ---------
Income before income taxes                   $   335.6   $       93.8    $     0.4     $     94.2   $   (41.6)    $    388.2
Income tax (expense) benefit                    (137.3)         (37.3)         2.4          (34.9)       (2.5)        (174.7)(d)
                                             ---------   ------------    ---------     ----------   ---------     ---------
Income before extraordinary item             $   198.3   $       56.5    $     2.8     $     59.3   $   (44.1)    $    213.5
                                             =========   ============    =========     ==========   ==========    ==========
Basic earnings per common share:
 Income before extraordinary item            $    6.44                                                            $     5.31
Diluted earnings per common share:
 Income before extraordinary item            $    6.25                                                            $     5.18
Weighted average number of common shares
 outstanding:
  Basic                                         30.796                                                  9.385         40.181
  Diluted                                       31.751                                                  9.478         41.229

OTHER FINANCIAL DATA:
Capital expenditures                         $   123.3   $       53.8    $       -     $     53.8   $       -     $    177.1
Depreciation and amortization                    110.9           81.9            -           81.9        19.2          212.0


Note: The accompanying notes are an integral part of the pro forma combined condensed statement of income and other financial data.

                    NOTES TO PRO FORMA COMBINED CONDENSED
             STATEMENT OF INCOME AND OTHER FINANCIAL DATA OF SPX
                                (unaudited)
                     (in millions, except per share data)

(a) Reflects necessary adjustments to convert UDI's Canadian GAAP-based financial statements to U.S. GAAP (see note 13 to UDI's Consolidated Financial Statements).

(b) These pro forma adjustments reflect the impact of the preliminary allocation of the excess purchase price to the assets and liabilities of UDI. The following table reflects the pro forma impact of the purchase accounting adjustments on the pro forma combined condensed financial statements and data:


                                 Cost of  Selling,
                                   of     general &   Intangible      Goodwill
                                  sales    admin.    amortization   amortization
                                  -----    ------    ------------   ------------
    Additional depreciation       $ 4.2    $   -        $    -         $    -
    Pension and other benefits
      expense adjustment              -      0.6             -              -
    Incremental intangible
      amortization                    -        -           9.1              -
    Incremental goodwill
      amortization                    -        -             -            5.9
                                  -----    -----        ------         ------
    Pro forma adjustment year
      ended December 31, 2000     $ 4.2    $ 0.6        $  9.1         $  5.9
                                  =====    =====        ======         ======
    Pro forma adjustment six
      ended June 30, 2001         $ 1.8    $ 0.3        $  3.8         $  2.5
                                  =====    =====        ======         ======

     The pro forma assumes the following average lives for each of the purchase accounting adjustments; fixed assets from 3 to 18 years, intangible assets over 7 to 40 years, and goodwill as 40 years.

(c) This pro forma adjustment reflects the amount necessary to estimate consolidated interest expense, net, as if the Refinancing and the elimination of UDI's agreement to sell accounts receivable had occurred as of January 1, 2000 and 2001.

(d) The pro forma consolidated effective income tax rate is estimated to be 45%. The pro forma consolidated effective income tax rate is higher than either of the combined companies due to the impact of estimated non-deductible goodwill amortization and increases in foreign income tax rates due to the acquisition. The effective income tax rate for the first six months of 2001 was 48.8% compared to the estimated effective tax rate due to lower marginal tax rates on special charges taken during the period.

(e) This pro forma adjustment reflects the elimination in the Refinancing of UDI's sale of certain qualifying accounts receivable to a financial institution.